UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

Overview

On February 11, 2019 (the “Closing Date”), ADMA Biologics, Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with ADMA Plasma Biologics, Inc. (“ADMA Plasma Biologics”), ADMA Bio Centers Georgia Inc. (“ADMA Bio Centers”), ADMA BioManufacturing, LLC (“ADMA BioManufacturing” and together with ADMA Plasma Biologics and ADMA Bio Centers, the “Subsidiary Guarantors”), and Perceptive Credit Holdings II, LP, as the lender and administrative agent (the “Lender”).

The Credit Agreement provides for a senior secured term loan facility in a principal amount of up to $72.5 million (the “Credit Facility”), comprised of (i) a term loan made on the Closing Date in the principal amount of $45.0 million, as evidenced by the Company’s issuance of a promissory note (the “Initial Note”) in favor of the Lender on the Closing Date (the “Initial Term Loan”), and (ii) an additional term loan in the principal amount of up to $27.5 million, but no less than $10.0 million (the “Additional Term Loan” and, together with the Initial Term Loan, the “Loan”), which Additional Term Loan is subject to the satisfaction of certain conditions, including, but not limited to, the U.S. Food and Drug Administration’s (the “FDA”) approval of the Prior Approval Supplement (“PAS”) of BIVIGAM® (Intravenous Immune Globulin [Human], 10%) (“BIVIGAM”), or the FDA’s approval of the commercialization of the Company’s lead product candidate, RI-002, and no Material Adverse Changes (as defined therein) having occurred since December 31, 2017; provided, that the Additional Term Loan shall not be made later than June 30, 2020. The Credit Facility has a maturity date of March 1, 2022 (the “Maturity Date”), subject to acceleration pursuant to the Credit Agreement, including upon an Event of Default (as defined in the Credit Agreement).

On the Closing Date, the Company used $30.0 million of the Initial Term Loan to terminate and pay in full the Company’s existing credit facility with Marathon Healthcare Finance Fund, L.P. (“Marathon”) and the obligations thereunder in accordance with the terms of the Credit Agreement with Marathon, dated as of October 10, 2017, by and among Marathon, Wilmington Trust, National Association, as the administrative agent, the Company, and the Subsidiary Guarantors (the “Marathon Credit Agreement”). The Company also (i) used $2.8 million of the Initial Term Loan to pay a deferred facility fee to Marathon, (ii) used $6.5 million of the Initial Term Loan to pay a prepayment penalty to Marathon, (iii) used $0.7 million of the Initial Term Loan to pay outstanding accrued interest to Marathon, and (iv) used proceeds of the Initial Term Loan to pay certain fees and expenses incurred in connection with the Credit Facility.

Interest Rate

Borrowings under the Credit Agreement will bear interest at a rate per annum equal to 7.5% (the “Applicable Margin”) plus the greater of (i) one-month LIBOR and (ii) 3.5%; provided, however, that upon, and during the continuance of, an Event of Default, the Applicable Margin shall automatically increase by an additional 400 basis points. On the last day of each month during the term of the Credit Facility, the Company will pay accrued interest to the Lender.

Amortization and Prepayment

On the Maturity Date, the Company will pay the Lender the entire outstanding principal amount underlying the Loan and any accrued and unpaid interest thereon. Prior to the Maturity Date, there will be no scheduled principal payments on the Loan.

The Company may prepay outstanding principal of the Loan at any time and from time to time upon three business days’ prior written notice, subject to the payment to the Lender, of (A) any accrued but unpaid interest on the prepaid principal amount plus (B) a prepayment premium amount equal to (i) 5.0% of the prepaid principal amount, if prepaid on or prior to the first anniversary of the Closing Date, (ii) 4.0% of the prepaid principal amount, if prepaid after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, or (iii) 3.0% of the prepaid principal amount, if prepaid after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date.

Security Instruments and Warrants

Pursuant to a Security Agreement, dated as of the Closing Date (the “Security Agreement”), between the Company, the Subsidiary Guarantors and the Lender, all of the Company’s obligations under the Credit Agreement are secured by a first-priority lien and security interest in substantially all of the Company’s and the Subsidiary Guarantors’ tangible and intangible assets, including intellectual property and all of the equity interests in the Subsidiary Guarantors.

As consideration for the Credit Agreement, the Company has issued, on the Closing Date, a Warrant to Purchase Stock to the Lender (the “Warrant”). The Warrant has an exercise price equal to $3.28, which is equal to (A) the trailing 10-day volume weighted average price (“VWAP”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the business day immediately prior to the Closing Date, multiplied by (B) 1.15 (the “Closing Date Exercise Price”); provided, however, that following the Closing Date until March 31, 2019, if the Closing Date Exercise Price shall exceed the Automatic Adjustment Exercise Price (as defined below), the exercise price shall automatically be decreased to (A) the lesser of (I) the 10-day VWAP of the Common Stock immediately following the Company’s public announcement, in the event such announcement occurs on or prior to March 31, 2019, concerning the FDA classification of the Company’s January 4, 2019 response to the Complete Response Letter (“CRL”) received for BIVIGAM on December 19, 2018, or (II) the public offering price per share of Common Stock in the event that the Company closes a public offering of its Common Stock on or prior to March 31, 2019, multiplied by (B) 1.15 (such exercise price, the “Automatic Adjustment Exercise Price”). The Warrant is exercisable for 1,360,000 shares of Common Stock and has an expiration date of February 11, 2029. The Lender represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company issued the Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The Warrant and the shares of Common Stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Material Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of the Company’s and Subsidiary Guarantors’ business. The negative covenants restrict or limit the ability of the Company and its Subsidiaries to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s or Subsidiary Guarantors’ business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change its fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) at all times prior to the Maturity Date maintain a minimum cash balance of $3.0 million; and (ii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending June 30, 2019, receive revenue for the trailing 12-month period in amounts set forth in the Credit Agreement, which range from $6.2 million for the fiscal quarter ending September 30, 2019 to $55.0 million for the fiscal quarter ending December 31, 2021.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Loan are immediately due and payable in whole or in part.

Other Related Matters

The foregoing summaries of the Credit Agreement, the Initial Note, the Security Agreement and the Warrant (collectively, the “Credit Facility Agreements”) are not complete and are qualified in their entirety by reference to the Credit Facility Agreements, copies of each of which are filed as exhibits to this Current Report on Form 8-K.

The representations, warranties, and covenants contained in the Credit Facility Agreements were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. The Company’s stockholders are not third-party beneficiaries under the Credit Facility Agreements and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its Subsidiary Guarantors or other affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Facility Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, the Marathon Credit Agreement was terminated. To the extent applicable, the information reported under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Facility Agreements in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure of the material terms and conditions of the Warrant in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

Credit Facility Press Release

On February 12, 2019, we issued a press release announcing the closing of the Credit Facility. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Regulatory Update

Additionally, the Company is filing this Current Report on Form 8-K to provide a regulatory update with respect to certain company confidential information pertaining to BIVIGAM.

During the second half of 2018, the Company filed a PAS with the FDA for BIVIGAM seeking FDA authorization which would enable the Company to resume manufacturing and relaunch and commercialize this product.  On December 19, 2018, the Company received from the FDA a CRL for the drug substance PAS submission for BIVIGAM.  The CRL requested certain additional information and clarifications relating to chemistry, manufacturing and control matters contained in the PAS submission, including complete resolution of certain manufacturing related deviations, information pertaining to how certain in-process manufacturing samples are taken, as well as updates on certain stability data previously submitted.  As all FDA questions and requests contained in the CRL were addressable and information was readily available on file at the Company, on January 7, 2019 the Company announced that its responses to the CRL were submitted to the FDA for further review.  Subsequent to the January 7, 2019 resubmission to the FDA, the Company has received an information request for a limited number of questions and the Company is currently preparing its responses which are expected to be submitted to the FDA in the near-term.  The Company believes that all requests contained in the recently received FDA information request are addressable and all data and information are on file at the Company.   The Company to date has not received a formal CRL resubmission acknowledgment and has not received formal clarity on the FDA’s intended classification or review timing.  The Company can confirm that the FDA is actively reviewing its CRL resubmission but cannot provide any assurance or predict with certainty the schedule for when the Company will, if at all, receive authorization from the FDA with respect to its PAS for BIVIGAM.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Note, dated February 11, 2019, issued by the Company to Perceptive Credit Holdings II, LP.

4.2	Warrant to Purchase Stock, dated February 11, 2019, issued by the Company to Perceptive Credit Holdings II, LP.

10.1	Credit Agreement and Guaranty, dated as of February 11, 2019, by and among the Company, ADMA Plasma Biologics, Inc., ADMA Bio Centers Georgia Inc., ADMA BioManufacturing, LLC, and Perceptive Credit Holdings II, LP.

10.2	Security Agreement, dated as of February 11, 2019, by and among the Company, ADMA Plasma Biologics, Inc., ADMA Bio Centers Georgia Inc., ADMA BioManufacturing, LLC, and Perceptive Credit Holdings II, LP.

99.1	ADMA Biologics, Inc. Press Release, dated February 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2019	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer